Exhibit 4.5

THIS CONVERTIBLE SECURITY AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CONVERTIBLE SECURITY MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

CONVERTIBLE SECURITY FOR CLASS A COMMON STOCK

of

Applovin Corporation

Dated as of April     , 2021

No.	Convertible Security for Class A Common Stock

THIS CERTIFIES THAT, AppLovin Corporation, a Delaware corporation (the “Company”), issues to                     , a                     company incorporated in                      (“Holder”), who pursuant to this Convertible Security is entitled, subject to the provisions and upon the terms and conditions set forth herein, to acquire from the Company, shares of the Company’s Class A Common Stock, $0.00003 par value per share (“Class A Common Stock”), in the amounts and at such time set forth herein. The term “Convertible Security” as used herein shall include this Convertible Security and any convertible securities delivered in substitution or exchange therefor as provided herein. This Convertible Security is issued in connection with that certain AMENDED AND RESTATED SHARE PURCHASE AGREEMENT, dated March 12, 2021, by and among the Company, AppLovin Active Holdings, LLC, Adjust GmbH, Holder and certain other parties thereto (as amended by AMENDMENT TO THE AMENDED AND RESTATED SHARE PURCHASE AGREEMENT, dated [                    ], and as may be amended from time to time, the “Purchase Agreement”).

The following is a statement of the rights of Holder and the conditions to which this Convertible Security is subject, and to which Holder, by acceptance of this Convertible Security, agrees:

1. Conversion of Convertible Security.

(a) Definitions. As used in this Convertible Security, the following terms shall have the following meanings:

(i) “Conversion Date” shall mean the date that is 5 business days following the determination of the Conversion Price in accordance with the Purchase Agreement.

(ii) “Conversion Price” shall have the meaning assigned to “IPO Conversion Price” in the Purchase Agreement.

(iii) “Conversion Amount” shall mean $[ ].1

(iv) “Shares” shall mean the shares of Class A Common Stock issued upon conversion of this Convertible Security.

(v) “Securities” shall mean this Convertible Security and the Shares issuable upon conversion hereof.

(b) Conversion. This Convertible Security shall automatically, without any further action required by Holder, convert on the Conversion Date into the number of whole shares of Class A Common Stock determined by dividing the Conversion Amount by the Conversion Price. No fractional shares of Class A Common Stock shall be issued upon the conversion of this Convertible Security. In lieu of any fractional Shares to which Holder would otherwise be entitled, the Company shall pay an amount in cash equal to such fraction multiplied by Conversion Price. On the Conversion Date, the Company shall issue such Shares to Holder and cause such cash amount to be paid to Holder.

2. Replacement of the Convertible Security. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Security and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, surrender and cancellation of this Convertible Security, the Company at the expense of Holder shall execute and deliver, in lieu of this Convertible Security, a new convertible security of like tenor and amount.

3. No Voting or Other Stockholder Rights. This Convertible Security does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Convertible Security is actually converted into Shares in accordance with its terms. In the absence of conversion of this Convertible Security into Shares, no provisions of this Convertible Security, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

4. Adjustment Provisions. If, at any time or from time to time after the date of this Convertible Security, the Class A Common Stock issuable upon the conversion of this Convertible Security is changed into a different class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise, then in any such event Holder shall have the right, subject to the terms and conditions herein, to convert this Convertible Security into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Class A Common Stock into which this Convertible Security could have been converted immediately prior to such recapitalization, reclassification or change.

5. “Market Stand-Off” Agreement. Holder agrees in connection with any registration of the Company’s securities under the Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company’s securities, Holder will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration as requested by the Company or such managing underwriters and subject to all restrictions as the Company or the managing underwriters may specify, subject to customary exceptions and the provisions of Section 3.11 of the Investors’ Rights Agreement, dated

[1]	Note to Draft: For each holder, to equal the applicable Per Shareholder Stock Consideration from the Purchase Agreement.

as of August 15, 2018, as amended (the “Investors’ Rights Agreement”). For purposes of this Section 6, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the book-entries, certificates or other instruments representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Holder further agrees to enter into any agreement reasonably required by the Company or managing underwriters to implement the foregoing and that such underwriters are express third party beneficiaries of this Section 5.

6. Transfer Restriction. Holder may not transfer any portion of this Convertible Security without the prior written consent of the Company.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business.

(b) Authorization. The Company has all requisite power or capacity and authority to enter into this Convertible Security and to consummate the transactions contemplated hereby, and the Company’s execution and delivery of this Convertible Security and the Company’s consummation of the transactions contemplated hereby have, to the extent applicable, been duly authorized by all necessary actions (corporate or otherwise) on the part of the Company. This Convertible Security has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent the enforceability hereof is limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally and principles of equity (regardless of whether enforcement is sought in equity or at law).

(c) Valid Issuance of Shares. The Shares that may be issued upon the conversion of this Convertible Security will, when issued in accordance with the terms hereof, be duly and validly authorized and issued, fully paid, and non-assessable.

8. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows.

(a) Access to Information. Holder has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Holder reasonably considers important in making the decision to acquire the Securities, and Holder has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

(b) Understanding of Risks. Holder is fully aware of: (i) the highly speculative nature of the investment in the Securities; (ii) the financial hazards involved; (iii) the lack of liquidity of the Securities and the restrictions on transferability of the Securities (e.g., that Holder may not be able to sell or dispose of the Securities or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Securities.

(c) No General Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

(d) Accredited Investor Status. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act and/or is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Act, as set forth on Holder’s signature page hereto.

(e) Compliance with Securities Laws. Holder understands and acknowledges that, in reliance upon the representations and warranties made by Holder herein, the Securities are not being registered with the Securities and Exchange Commission (“SEC”) under the Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Act and the Law or other applicable state securities laws which impose certain restrictions on Holder’s ability to transfer the Securities.

(f) Restrictions on Transfer. Holder understands that Holder may not transfer any Securities unless such Securities are registered under the Act and qualified under the Law or other applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Holder understands that only the Company may file a registration statement with the SEC or the California Department of Financial Protection and Innovation or other applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Securities, except as contemplated by the Investors’ Rights Agreement. Holder has also been advised that exemptions from registration and qualification may not be available or may not permit Holder to transfer all or any of the Securities in the amounts or at the times proposed by Holder.

(g) Rule 144. In addition, Holder has been advised that SEC Rule 144 promulgated under the Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one year, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Holder understands that Rule 144 may indefinitely restrict transfer of the Securities so long as Holder remains an “affiliate” of the Company and certain information about the Company (as defined in Rule 144) is not publicly available.

(h) Non-U.S. Holder. If Holder is not a United States person (as defined by Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Convertible Security, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction.

(i) Regulation S Representations and Restrictions. If Holder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Act, as indicated on Holders signature page hereto, Holder makes the following additional representations, warranties and agreements:

(i) Non-US Person. Holder is not a U.S. Person as defined in Rule 902(k) of Regulation S under the Act. The offer and sale of the Securities to such Holder was made in an offshore transaction (as defined in Rule 902(h) of Regulation S), no directed selling efforts (as defined in Rule 902(c) of Regulation S) were made in the United States, and Holder is not acquiring the Securities for the account or benefit of any U.S. Person;

(ii) No Offer or Sale. Holder will not, during the restricted period applicable to the Securities set forth in the legend set forth below (the “Restricted Period”) and to any certificate representing the Securities, offer or sell any of the foregoing securities (or create or maintain any derivative position equivalent thereto) in the United States, to or for the account or benefit of a U.S. Person or other than in accordance with Regulation S; and

(iii) Registration or Exemption. Holder will, after the expiration of the applicable Restricted Period, offer, sell, pledge or otherwise transfer the Securities (or create or maintain any derivative position equivalent thereto) only pursuant to registration under the Act or any available exemption therefrom and, in any case, in accordance with applicable state securities laws.

(iv) No Transfer in Violation of Restrictions; Legend. Holder acknowledges and agrees that the Company shall not register the transfer of the Securities in violation of these restrictions.

(v) Legends. Holder acknowledges and agrees that the certificates evidencing the Shares will bear the applicable legends set forth in the Purchase Agreement (in addition to any other legend required by applicable U.S. federal, state or foreign securities laws or provided in any other agreement with the Company).

(j) Stop-Transfer Instructions. Holder agrees that, to ensure compliance with the restrictions imposed by this Convertible Security, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Convertible Security or (ii) to treat as owner of such Securities, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such Securities have been so transferred.

9. Miscellaneous.

(a) Notices. Any notice, request, or demand desired or required to be given hereunder shall be in writing and shall be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth at the address set forth below the signature lines of this Convertible Security or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request, or demand shall be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure), or one day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

(b) Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Convertible Security.

(c) Titles and Headings. The titles, captions and headings of this Convertible Security are included for ease of reference only and will be disregarded in interpreting or construing this Convertible Security. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Convertible Security.

(d) Governing Law. This Convertible Security will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(e) Assignments; Successors and Assigns. Any assignment of rights and obligations by any party to this Convertible Security requires the prior written consent of the other parties hereto. This Convertible Security, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

(f) Entire Agreement. This Convertible Security and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Convertible Security, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(g) Amendment and Waivers. This Convertible Security may be amended only by a written agreement executed by the Company and the holders of a Majority-in-interest of all then-outstanding Convertible Securities issued pursuant to the Purchase Agreement. No amendment of or waiver of, or modification of any obligation under this Convertible Security will be enforceable unless set forth in a writing signed by the Company and the holders of a Majority-in-interest. Any amendment effected in accordance with this Section 9(g) will be binding upon all parties hereto, each holder of Convertible Securities issued pursuant to the Purchase Agreement, and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Convertible Security shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Convertible Security as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived. “Majority-in-interest” refers to the holders of the Convertible Securities whose Convertible Securities have a total Conversion Amount greater than 60% of the total Conversion Amount of all of such Convertible Securities issued pursuant to the Purchase Agreement.

(h) Severability. If any provision of this Convertible Security is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Convertible Security and the remainder of this Convertible Security shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Convertible Security. Notwithstanding anything to the contrary herein, if the value of this Convertible Security based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

(i) Counterparts; Facsimile Signatures. This Convertible Security may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Convertible Security may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

(signature page follows)

The parties hereto sign this Convertible Security as of the date stated on the first page.

APPLOVIN CORPORATION

By:

Name:

Title:

Address: 1100 Page Mill Road, Palo Alto, CA 94304

Email Address: [***]

[Signature Page to Convertible Security]

The parties hereto sign this Convertible Security as of the date stated on the first page.

[INVESTOR/HOLDER]

By:

Name:

Title:

Address:

Email Address:

In connection with Section 8(d) of the Convertible Security, Holder is checking the applicable box(es) below:

[    ] Holder is an accredited investor, as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act.

[    ] Holder is not an U.S. Person, as defined in Rule 902(k) of Regulation S under the Act.

[Signature Page to Convertible Security]